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                                                                    EXHIBIT 10.6

                          PARITY LIEN PLEDGE AGREEMENT

                            DATED AS OF JUNE 24, 2005

                                     BETWEEN

                          DANIELSON HOLDING CORPORATION

                                       AND

                      CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

                               AS COLLATERAL AGENT

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                                TABLE OF CONTENTS

                                                                             PAGE
SECTION 1. DEFINITIONS; GRANT OF SECURITY..................................    2
   1.1     GENERAL DEFINITIONS.............................................    2
   1.2     DEFINITIONS; INTERPRETATION.....................................    3

SECTION 2. GRANT OF SECURITY...............................................    3
   2.1     GRANT OF SECURITY...............................................    3
   2.2     SUBORDINATION...................................................    4
   2.3     ................................................................    4

SECTION 3. SECURITY FOR OBLIGATIONS; PLEDGOR REMAINS LIABLE................    4
   3.1     SECURITY FOR OBLIGATIONS........................................    4
   3.2     CONTINUING LIABILITY UNDER COLLATERAL...........................    4

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS....................    4
   4.1     Generally.......................................................    4
   4.2     Pledged Equity Interests........................................    7

SECTION 5. FURTHER ASSURANCES; ADDITIONAL PARITY LIEN DEBT.................    9
   5.1     FURTHER ASSURANCES..............................................    9
   5.2     ADDITIONAL PARITY LIEN DEBT.....................................    9

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.....................   10
   6.1     POWER OF ATTORNEY...............................................   10
   6.2     NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES......   11

SECTION 7. REMEDIES........................................................   11
   7.1     GENERALLY.......................................................   11
   7.2     APPLICATION OF PROCEEDS.........................................   12
   7.3     CASH PROCEEDS...................................................   13

SECTION 8. COLLATERAL AGENT................................................   13

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.................   14

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.................   14

SECTION 11. MISCELLANEOUS..................................................   14

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.2 -- PLEDGED EQUITY INTERESTS

EXHIBIT A -- PLEDGE SUPPLEMENT

EXHIBIT B -- UNCERTIFICATED SECURITIES CONTROL AGREEMENT

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            This PARITY LIEN PLEDGE AGREEMENT, dated as of June 24, 2005 (this
"AGREEMENT"), between DANIELSON HOLDING CORPORATION (the "PLEDGOR"), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

      WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among COVANTA ENERGY CORPORATION, a Delaware corporation ("COMPANY"), PLEDGOR, CERTAIN SUBSIDIARIES OF COMPANY, as guarantors (together with Company and Pledgor, the "CREDIT PARTIES"), the Lenders party thereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CREDIT SUISSE, CAYMAN ISLANDS BRANCH ("CREDIT SUISSE" together with GSCP, as Joint Lead Arrangers, Joint Book Runners and Co-Syndication Agents and CREDIT SUISSE, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), Paying Agent and Collateral Agent;

      WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement the Pledgor has agreed to secure the Credit Parties' obligations under the Credit Documents (as defined in the Credit Agreement) as set forth herein;

      WHEREAS, as of the date hereof, Pledgor has also entered into (a) that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, renewed, refunded, replaced, refinanced or otherwise modified from time to time, the "FIRST LIEN CREDIT AGREEMENT"), by and among the Pledgor, as guarantor, Company, as borrower, certain subsidiaries of Company, as guarantors, the lenders party thereto from time to time (the "FIRST LIEN LENDERS"), GSCP and Credit Suisse, as joint lead arrangers, joint book runners and co-syndication agents, GSCP, as administrative agent and collateral agent (in such capacity, the "FIRST LIEN COLLATERAL AGENT"), JPMorgan Chase Bank ("JPMC"), UBS Securities LLC, and Calyon New York Branch, as co-documentation agents, and JPMC and UBS AG, Stamford Branch as issuing banks, and (b) that certain First Lien Pledge Agreement, dated as of the date hereof (as may be amended, restated, supplemented, renewed, refunded, replaced, refinanced or otherwise modified from time to time, the "FIRST LIEN PLEDGE AGREEMENT"), by and between the Pledgor and the First Lien Collateral Agent, pursuant to which the Pledgor has granted a first priority Lien to the First Lien Collateral Agent for the benefit of the holders of First Lien Obligations (as defined in the Intercreditor Agreement referred to below) on the Collateral to secure Pledgor's obligations under the Credit Documents (as defined in the First Lien Credit Agreement);

      WHEREAS, Company, the Administrative Agent, the First Lien Collateral Agent, the Collateral Agent and the other parties hereto have entered into an Intercreditor Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT");

      WHEREAS, the Company or any Credit Party may from time to time incur additional future Parity Lien Debt (as defined in the Intercreditor Agreement) which shall upon the execution of a Joinder Agreement be secured by the Lien on the Collateral granted herein to the Collateral Agent Equally and Ratably (as defined in the Intercreditor Agreement) with all other Secured Parties in accordance with the Intercreditor Agreement. As a condition precedent of any


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issuance of future Parity Lien Debt, any Parity Lien Representative (as defined in the Intercreditor Agreement) will become party to the Intercreditor
Agreement.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Pledgor and the Collateral Agent agree as follows:

SECTION 1.  DEFINITIONS; GRANT OF SECURITY.

      1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

            "AGREEMENT" shall have the meaning set forth in the preamble.

            "CASH PROCEEDS" shall have the meaning assigned in Section 7.3.

            "COLLATERAL" shall have the meaning assigned in Section 2.1.

            "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

            "COMPANY" shall have the meaning set forth in the recitals.

            "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

            "CREDIT PARTIES" shall have the meaning set forth in the recitals.

            "FIRST LIEN COLLATERAL AGENT" shall have the meaning set forth in the recitals.

            "FIRST LIEN CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

            "FIRST LIEN PLEDGE AGREEMENT" shall have the meaning set forth in the recitals.

            "INTERCREDITOR AGREEMENT" shall have the meaning set forth in the recitals.

            "JOINDER AGREEMENT" shall mean the Intercreditor Joinder substantially in the form of Exhibit A to the Intercreditor Agreement.

            "LENDER" shall have the meaning set forth in the recitals.

            "PERMITTED LIENS" shall have the meaning assigned in Section 4.1(a)(i).

            "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

            "PLEDGED EQUITY INTERESTS" shall mean all shares of capital stock and all other equity interests in the Company, including, without limitation, all interests listed on Schedule 4.2 (as such schedule may be amended or modified from time to time) and the certificates, if any, representing such equity interests and any interest of the Pledgor on he books and records of the Company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests.

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            "PLEDGOR" shall have the meaning set forth in the preamble.

            "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Pledged Equity Interests and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            "RECORD" shall have the meaning specified in Article 9 of the UCC.

            "SECURED OBLIGATIONS" shall have the meaning assigned in Section
3.1.

            "SECURED PARTIES" shall mean the Parity Lien Claimholders (as such term is defined in the Intercreditor Agreement) and shall include, without limitation, all former Parity Lien Claimholders to the extent that any Parity Lien Obligations (as defined in the Intercreditor Agreement) owing to such Persons were incurred while such Persons were Parity Lien Claimholders and such Obligations have not been paid or satisfied in full.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context relates to perfection or priority of security interests, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

            "UNITED STATES" shall mean the United States of America.

      1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

      2.1 GRANT OF SECURITY. The Pledgor hereby grants to the Collateral Agent a security interest in and continuing lien on all of Pledgor's right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

            (a) Pledged Equity Interests; and

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            (b)   to the extent not otherwise included above, all Proceeds,
products, accessions, rents and profits of or in respect of any of the foregoing.

      2.2 SUBORDINATION. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Section
2.1 herein shall, prior to the Discharge of First Lien Obligations, be subject and subordinate (pursuant to the terms and conditions of the Intercreditor Agreement) to the Liens now or hereafter granted to the First Lien Collateral Agent or any First Lien Claimholders or any trustee or agent therefor to secure the First Lien Obligations pursuant to the First Lien Pledge Agreement. Notwithstanding anything herein to the contrary contained in this Agreement, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all instances to the provisions of the Intercreditor Agreement.

SECTION 3.  SECURITY FOR OBLIGATIONS; PLEDGOR REMAINS LIABLE.

      3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Parity Lien Obligations of the Pledgor and the Credit Parties (the "SECURED OBLIGATIONS").

      3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) the Pledgor shall remain liable for all obligations under the Collateral the same as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) the Pledgor shall remain liable under any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreements relating to Pledged Equity Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under any such contracts and agreements.

SECTION 4.  REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      4.1   Generally.

            (a) Representations and Warranties. The Pledgor hereby represents and warrants that:

                  (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens of all other Persons, other than Liens of the type described in Sections 6.2(b) and (o) of the

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Credit Agreement ("Permitted Liens") and including, without limitation, liens arising as a result of the Pledgor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

            (ii) it has indicated on Schedule 4.1(A) as of the Closing Date: (w) its type of organization, (x) its jurisdiction of organization, (y) its organizational identification number and (z) the jurisdiction where its chief executive office or its sole place of business is, and for the one-year period preceding the Closing Date has been, located;

            (iii) as of the Closing Date, the full legal name of the Pledgor is as set forth on Schedule 4.1(A) and it has not had any other legal names in the last five (5) years since the Closing Date except for those names set forth on
Schedule 4.1(B);

            (iv) except as provided on Schedule 4.1(C), as of the Closing Date, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

            (v) as of the Closing Date, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof;

            (vi) [Intentionally Omitted];

            (vii) (A) upon the filing of all UCC financing statements naming the Pledgor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing office(s) set forth on Schedule 4.1(E) hereof and
(B) upon delivery of all certificated Pledged Equity Interests to the First Lien Collateral Agent or the Collateral Agent, as applicable in accordance with the terms of the Intercreditor Agreement,, the security interests granted to the Collateral Agent hereunder constitute valid and perfected Liens on all of the Collateral;

            (viii) all actions and consents (other than actions and consents required by the UCC or any other applicable law), including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained or as otherwise set forth on Schedule 4.1(F);

            (ix) other than the financing statements filed in favor of the Collateral Agent or the First Lien Collateral Agent, no effective UCC financing statement or other instrument similar in effect under any applicable law covering all or any part of the Collateral for perfection purposes is on file in any filing or recording office on the Closing Date or has been authorized by the Pledgor at any time thereafter except for financing statements for which proper termination statements have been delivered to the Collateral Agent for filing;

            (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i)

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      the pledge or grant by the Pledgor of the security interest purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by [clause
      (vii)] above and (B) as may be required, in connection with the disposition of any Pledged Equity Interests, by laws generally affecting the offering and sale of securities;

                  (xi) all information supplied by the Pledgor with respect to any of the Collateral is accurate and complete in all material respects as of the date supplied by the Pledgor;

                  (xii) as of the Closing Date, it has been duly organized as a corporation solely under the laws of Delaware and remains duly existing as such. The Pledgor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction as of the Closing Date.

            (b) Covenants and Agreements. The Pledgor hereby covenants and agrees that:

                  (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral other than Permitted Liens, and it shall defend the Collateral against all Persons at any time claiming any interest therein adverse to the Collateral Agent;

                  (ii) it shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to applicable Schedules showing such change thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure or jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or reasonably requested by the Collateral Agent to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                  (iii) unless it shall have provided Collateral Agent with 30 days prior written notice, it shall not file any certificates of domestication, transfer or continuance in any jurisdiction other than the jurisdiction set forth opposite its name on Schedule 4.1(A);

                  (iv) it shall not take or permit any action which could materially impair the Collateral Agent's rights in the Collateral; and

                  (v) it shall not sell, transfer or assign any Collateral.

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      4.2   Pledged Equity Interests(a) Representations and Warranties. The
Pledgor hereby represents and warrants that:

                  (i) Schedule 4.2(A) sets forth all of the Pledged Equity Interests owned by the Pledgor and such Pledged Equity Interests constitutes the percentage of issued and outstanding shares of stock of the Company;

                  (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons (other than Permitted Liens) and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                  (iii) no consent of any Person is necessary in connection with the creation or perfection of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

            (b) Covenants and Agreements. The Pledgor hereby covenants and agrees that:

                  (i) in the event it acquires rights in any Pledged Equity Interests after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon the Pledgor's acquisition of rights therein and shall not be affected by the failure of the Pledgor to deliver a supplement to Schedule 4.4 as required hereby;

                  (ii) except as provided in the next sentence, in the event the Pledgor receives any dividends, interest or distributions on any Pledged Equity Interests, or any securities or other property upon the merger, consolidation, liquidation or dissolution of the Company, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) the Pledgor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, and subject to the terms of the Intercreditor Agreement, priority and, if applicable, control of the Collateral Agent over such Pledged Equity Interests (including, without limitation, delivery thereof to the First Lien Collateral Agent or Collateral Agent, as applicable, in accordance with the Intercreditor Agreement) and pending any such action the Pledgor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the First Lien Collateral Agent and the Collateral Agent and shall segregate such dividends, distributions, securities or other property from all other property of the Pledgor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes the Pledgor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest; and

                  (iii) without the prior written consent of the Collateral Agent, it shall not permit the Company to merge or consolidate unless (i) the surviving entity

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

creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity which is a Subsidiary of the Pledgor and which is owned by the Pledgor is, upon such merger or consolidation and subject to the terms of the Intercreditor Agreement, pledged hereunder.

      (c)   Delivery and Control.

            (i) The Pledgor agrees that with respect to any Pledged Equity Interests in which it currently has rights it shall comply with the provisions of this Section 4.2(c)(i) on or before the Closing Date and with respect to any Pledged Equity Interests hereafter acquired by the Pledgor it shall comply with the provisions of this Section 4.2(c)(i) within fifteen (15) days of acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Pledged Equity Interests that is represented by a certificate or that is an "instrument," it shall cause such certificate or instrument to be delivered to the First Lien Collateral Agent or Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Pledged Equity Interests that is an "uncertificated security" for purposes of the UCC, it shall cause the Company to execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the instructions of First Lien Collateral Agent or Collateral Agent, as applicable in accordance with the Intercreditor Agreement, with respect to such uncertificated security without further consent by the Pledgor.

      (d)   Voting and Distributions.

            (i) So long as no Event of Default shall have occurred and be continuing:

(1) except as otherwise provided under the covenants and agreements in this Agreement or elsewhere herein or in the Parity Lien Documents, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Parity Lien Documents; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies, and other instruments as the Pledgor may from time to time reasonably request for the purpose of enabling the Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause
      (1) above.

            (ii) Upon the occurrence and during the continuation of an Event of Default and upon written notice from the Collateral Agent to the Pledgor of the Collateral Agent's intention to exercise such rights (subject to and in accordance with the terms of the Intercreditor Agreement):

      (1) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

      (2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) the Pledgor acknowledges that the Collateral Agent may utilize the power of attorney set forth in
            Section 6.1.

SECTION 5.  FURTHER ASSURANCES; ADDITIONAL PARITY LIEN DEBT.

      5.1   FURTHER ASSURANCES.

            (a) The Pledgor agrees that from time to time, at its expense, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall:

                  (i) file such financing or continuation statements, or amendments thereto, and execute and deliver, subject to the terms and conditions of the Intercreditor Agreement, such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted hereby; and

                  (ii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect the Pledgor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

      The Pledgor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements shall describe the Collateral in the same manner as described herein. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      5.2 ADDITIONAL PARITY LIEN DEBT. From time to time subsequent to the date hereof, any Credit Party may incur additional Parity Lien Debt. The Secured Obligations under such Parity Lien Debt shall be secured, Equally and Ratably, by Liens in the Collateral granted to the Collateral Agent hereunder for the benefit of all existing and future Parity Lien Claimholders. As a condition of the issuance of any such additional Parity Lien Debt, Pledgor hereby agrees to execute and deliver to Collateral Agent a lien affirmation substantially in the form of Exhibit C attached hereto.

SECTION 6.  COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

      6.1 POWER OF ATTORNEY. Subject to the terms and conditions of the Intercreditor Agreement, the Pledgor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as its attorney-in-fact, with full authority in its place and stead and in its name, in the name of the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, subject to the terms and conditions of the Intercreditor Agreement, the following:

            (a) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

            (c) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

            (d) to prepare and file any UCC financing statements against the Pledgor as debtor;

            (e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens other than Permitted Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand; and

            (f) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Pledgor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

            Anything in this Section 6.1 to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(d) and subject to the next sentence, it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless an until an Event of Default shall have occurred and be continuing. If the Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Pledgor and the Pledgor has failed to comply immediately therewith.

      6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.  REMEDIES.

      7.1   GENERALLY.

            (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent (subject to the terms and conditions of the Intercreditor Agreement) may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and subject to the terms and conditions of the Intercreditor Agreement, also may pursue any of the following separately, successively or simultaneously:

                  (i) require the Pledgor, and the Pledgor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties; and

                  (ii) without notice except as specified below or under the UCC, sell, assign or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

            (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

            (c) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Pledgor agrees that the fact that any such sale is conducted as a private sale shall not, in and of itself, issue such sale to not be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Equity Interests, upon written request, the Pledgor shall and shall cause the Company to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (d) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

            (e) The Collateral Agent shall have no obligation to marshal any of the Collateral.

      7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent in accordance with the Intercreditor Agreement and the Parity Lien Documents.

      7.3 CASH PROCEEDS. All proceeds of any Collateral received by the Pledgor consisting of cash, checks and other non-cash items (collectively, "CASH PROCEEDS") shall, if an Event of Default shall have occurred and is continuing and subject to the terms and conditions of the Intercreditor Agreement, be held by the Pledgor in trust for the Collateral Agent, segregated from its other funds, and shall, forthwith upon its receipt, unless otherwise provided pursuant to Section 4.4(a)(ii) and subject to the terms of the Intercreditor Agreement, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from the Pledgor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be handled as required by this Agreement or the Parity Lien Documents, or otherwise be turned over to the Pledgor and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent while in compliance with the terms and conditions of the Intercreditor Agreement, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the Intercreditor Agreement and the Parity Lien Documents.

SECTION 8. COLLATERAL AGENT.

      The Collateral Agent has been appointed to act as Collateral Agent under the Parity Lien Documents by the Parity Lien Representatives and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the Parity Lien Documents; provided, the Collateral Agent shall, after payment in full of all Obligations under the Parity Lien Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the amount then due and payable (exclusive of expenses and similar payments). In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Parity Lien Representatives and the Pledgor. Upon any such notice of resignation or any such removal, Required Parity Lien Claimholders shall have the right, upon five (5) Business Days' notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder

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

as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

      This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and the cancellation, cash collateralization or termination of the Commitments, be binding upon the Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Parity Lien Documents, any Parity Lien Claimholders may assign or otherwise transfer any Parity Lien Debt held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Parity Lien Claimholders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall automatically revert to the Pledgor. Upon any such termination the Collateral Agent shall, at Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

      The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor.

SECTION 11. MISCELLANEOUS.

      Any notice required or permitted to be given under this Agreement shall be given in accordance with the Parity Lien Documents. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Parity Lien Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Parity Lien Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Pledgors and their respective successors and assigns. The Pledgor shall not, without the prior written consent of the Collateral Agent given in accordance with the Parity Lien Documents, assign any right, duty or obligation hereunder. This Agreement and the other Parity Lien Documents embody the entire agreement and understanding between the Pledgor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Parity Lien Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      Notwithstanding anything herein to the contrary, the lien and security interest granted to the Parity Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Parity Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among Covanta Energy Corporation, Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent, and Credit Suisse, Cayman Islands Branch, as Parity Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                          DANIELSON HOLDING CORPORATION

                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                          CREDIT SUISSE, Cayman Islands Branch
                                          as Collateral Agent

                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title: